EXHIBIT 23



                  Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Great Northern Iron Ore Properties of our report dated January 29, 1999, included in the 1998 Annual Report to Certificate Holders of Great Northern Iron Ore Properties.

                                                 /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 12, 1999